SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
—

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2003

ANNUITY AND LIFE RE (HOLDINGS), LTD.

(Exact Name of Registrant as Specified in Charter)

Bermuda	0-23625	Not Applicable

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cumberland House, 1 Victoria Street
Hamilton, Bermuda HM 11

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 296-7667

(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets

     On February 14, 2003, our subsidiary Annuity and Life Reassurance, Ltd. (“ALRE”) entered into a Termination Agreement with The Ohio National Life Insurance Company (“Ohio National”) terminating that certain Reinsurance Agreement, effective as of January 1, 2001, by and between ALRE and Ohio National (the “Reinsurance Agreement”). Pursuant to the terms of the Termination Agreement, the parties agreed to release and discharge one another from any and all claims, demands, causes of action and/or damages arising out of or relating to the Reinsurance Agreement effective January 31, 2003. In consideration of the covenants contained in the Termination Agreement, Ohio National agreed to pay ALRE $5,000,000, as adjusted for certain amounts payable from ALRE to Ohio National under the Reinsurance Agreement as of January 31, 2003, resulting in a net payment to ALRE of approximately $2,799,000. Our February 24, 2003 press release regarding the Ohio National transaction was attached as Exhibit 99.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 25, 2003. The descriptions of the Ohio National transaction contained herein and therein do not purport to be complete and are qualified in their entirety by reference to the provisions of the Termination Agreement included as an exhibit to this filing.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Not applicable.

(b)	Pro Forma Financial Information

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The unaudited pro forma condensed consolidated financial statements required pursuant to Article 11 of Regulation S-X will be filed by amendment to this Form 8-K as soon as our audited financial statements for the year ended December 31, 2002 are available. Assuming that the Reinsurance Agreement termination had occurred on December 31, 2002 on the same terms as set forth in the Termination Agreement, the pro forma effects on our consolidated Balance Sheet as of December 31, 2002 are estimated to be (i) an increase in Cash and cash equivalents of approximately $2,799,000; (ii) a reduction of our Funds withheld at interest asset of approximately $360,766,000, which is net of the cumulative change in the fair value of the embedded derivatives associated with the Ohio National contract of $(15,472,000); (iii) a reduction of our Deferred policy acquisition costs asset of approximately $23,036,000; (iv) a reduction of Interest sensitive contracts liability of approximately $376,259,000; (v) a reduction of Other reinsurance liabilities of approximately $2,896,000; and (vi) a decrease in Retained Earnings and Stockholders’ Equity of approximately $1,848,000. Assuming that the Reinsurance Agreement termination had occurred on December 31, 2002 on the same terms as set forth in the Termination Agreement, the pro forma effect on our consolidated Statement of Operations for the year ended December 31, 2002 is estimated to be an increase in Net income of approximately $11,339,000. Each of the foregoing amounts is an estimate that may change following the completion of our audited financial statements for the year ended December 31, 2002.

(c) Exhibits

2.1	Termination Agreement dated February 14, 2003, by and between Annuity and Life Reassurance, Ltd. and The Ohio National Life Insurance Company.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ANNUITY AND LIFE RE (HOLDINGS), LTD.

March 3, 2003	By:	/s/ John F. Burke

John F. Burke Chief Financial Officer

EXHIBIT INDEX

2.1	Termination Agreement dated February 14, 2003, by and between Annuity and Life Reassurance, Ltd. and The Ohio National Life Insurance Company.